UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

DATA STORAGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-148167	98-0530147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Franklin Avenue Garden City, NY 11530
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-564-4922

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Equity Purchase Agreement

On November 29, 2011, Data Storage Corporation (the “Company”) entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Southridge Partners II, LP, a Delaware limited partnership (“Southridge”). Pursuant to the terms of the Equity Purchase Agreement, Southridge shall purchase up to Twenty Million Dollars ($20,000,000) of the Company’s common stock (the “Shares”) over the course of twenty-four (24) months. The purchase price for the Shares shall be equal to 92% of the lowest volume weighted average price of the Company’s common stock during the Pricing Period (as defined below).

The Company will also issue to Southridge 50,000 shares of the Company’s common stock upon the execution of the Equity Purchase Agreement and an additional 50,000 shares of the Company’s common stock at the time of the first draw down notice and initial financing of $50,000 by Southridge (the “Restricted Shares”). The Restricted Shares have no registration rights.

The amount that the Company shall be entitled to request from each advance (“Advance”) shall be in the form of a put (“Put”) and shall be the lesser of either (i) $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock based on the twenty (20) trading days preceding the Put Notice Date (as defined in the Equity Purchase Agreement). The pricing period shall be the five (5) consecutive trading days immediately after the Put Notice Date (the “Pricing Period”).

Registration Rights Agreement

In connection with the Equity Purchase Agreement, the Company and Southridge also entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’), within 60 days of the execution of the Equity Purchase Agreement, to cover any shares that have been or maybe issued pursuant to a Put (the “Put Shares”) and any shares that maybe issued with respect to the Put Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (the “Registrable Securities”).  The amount of the Registrable Securities required to be included in the initial Registration Statement shall be no less than the maximum amount of common stock permitted by the SEC to be included in a Registration Statement pursuant to Rule 415 (the “Rule 415 Amount”) promulgated under the Securities Act of 1933, as amended (the “Act”), and the Company shall file additional Registration Statements to register additional Rule 415 Amounts until all the Registrable Securities are registered. In addition, the Company is obligated to maintain the effectiveness of the Registration Statement through the Registration Period (as defined in the Registration Rights Agreement).

The foregoing descriptions of the terms of the Equity Purchase Agreement and Registration Rights Agreement are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”), which are incorporated by reference herein.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 is incorporated herein by reference in its entirety in response to this Item 3.02.

In addition, the Company is relying on an exemption from the registration requirements of the Act for the private placement of our securities under the Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering and Southridge is an “accredited investor” and/or qualified institutional buyer and has access to information about us and its investment.

ITEM 8.01	OTHER EVENTS

On December 1, 2011, the Company issued a press release announcing its entrance into the Equity Purchase Agreement,  a copy of which is attached to this Report as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Equity Purchase Agreement between the Company and Southridge Partners II, LP, dated November 29, 2011
10.2	Registration Rights Agreement between the Company and Southridge Partners II, LP, dated November 29, 2011.
99.1	Press Release

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2011
DATA STORAGE CORPORATION

By:	/s/ Charles M. Piluso
Charles M. Piluso President and Chief Executive Officer